As filed with the Securities and Exchange Commission on March 26, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

UNUM THERAPEUTICS INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	46-5308248
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

200 Cambridge Park Drive Suite 3100 Cambridge, MA	02140
(Address of Principal Executive Offices)	(Zip Code)

Unum Therapeutics Inc. 2018 Stock Option and Incentive Plan

Unum Therapeutics Inc. 2018 Employee Stock Purchase Plan

(Full Title of the Plans)

Charles Wilson

Chief Executive Officer and President

Unum Therapeutics Inc.

200 Cambridge Park Drive, Suite 3100

Cambridge, Massachusetts 02140

(617) 945-5576

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kingsley L. Taft, Esq.

Danielle M. Lauzon, Esq.

Goodwin Procter LLP

100 Northern Avenue

Boston, Massachusetts 02210

(617) 570-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share	1,226,522 (2)	$0.35(4)	$429,282.76	$55.73
Common Stock, par value $0.001 per share	306,630 (3)	$0.30(5)	$91,222.43	$11.85
Total	1,533,152		$520,505.19	$67.58

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock which become issuable under the above-named plans by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of common stock. Pursuant to Rule 416(c) under the Securities Act, this Registration Statement shall also cover an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

(2)

Represents an automatic increase to the number of shares available for issuance under the Registrant’s 2018 Stock Option and Incentive Plan (the “2018 Plan”), in accordance with the automatic annual increase provision of the 2018 Plan, effective as of January 1, 2020. Shares available for issuance under the 2018 Plan were previously registered on registration statements on Form S-8 filed with the Securities and Exchange Commission on March 28, 2019 (Registration No. 333-230559) and April 4, 2018 (Registration No. 333-224137).

(3)

Represents an automatic increase to the number of shares available for issuance under the Registrant’s 2018 Employee Stock Purchase Plan (the “2018 ESPP”), in accordance with the automatic annual increase provision of the 2018 ESPP, effective as of January 1, 2020. Shares available for issuance under the 2018 ESPP were previously registered on registration statements on Form S-8 filed with the Securities and Exchange Commission on March 28, 2019 (Registration No. 333-230559) and April 4, 2018 (Registration No. 333-224137).

(4)

The price of $0.35 per share, which is the average of the high and low sale prices of the Common Stock of the Registrant as quoted on the Nasdaq Global Select Market on March 19, 2020, is set forth solely for purposes of calculating the registration fee pursuant to Rules 457(c) and (h) of the Securities Act of 1933, as amended, and has been used as these shares are without a fixed price.

(5)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of the Securities Act, and based on 85% of $0.35, which is the average of the high and low sale prices of the Common Stock of the Registrant as quoted on the Nasdaq Global Select Market on March 19, 2020. Pursuant to the 2018 ESPP, the purchase price of the shares of common stock reserved for issuance thereunder will be 85% of the fair market value of a share of common stock on the first trading day of the offering period or on the exercise date, whichever is less.

EXPLANATORY NOTE

This Registration Statement on Form S-8 relating to the 2018 Stock Option and Incentive Plan (the “Plan”) and the 2018 Employee Stock Purchase Plan (the “ESPP”) of Unum Therapeutics Inc. (the “Registrant”) registers additional securities of the same class as other securities for which a registration statement filed on Form S-8 (SEC File No.  333-224137) of the Registrant is effective. Accordingly, the information contained in the Registrant’s Registration Statement on Form S-8 (SEC File No. 333-224137) is hereby incorporated by reference pursuant to General Instruction E, except for “Item 8. Exhibits” with respect to which the Exhibit Index is incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit No.	Description of Exhibit

5.1	Opinion of Goodwin Procter LLP

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

24.1	Power of Attorney (included as part of the signature page of this Registration Statement)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Boston, Commonwealth of Massachusetts, on this 26th of March, 2020.

UNUM THERAPEUTICS INC.

By:	/s/ Charles Wilson
Charles Wilson, Ph.D. Chief Executive Officer and President

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL BY THESE PRESENT, that each individual whose signature appears below hereby constitutes and appoints Charles Wilson as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 26, 2020:

Signature	Title(s)

/s/ Charles Wilson	Chief Executive Officer, President and Director (Principal Executive Officer)
Charles Wilson, Ph.D.

/s/ Matthew Osborne	Chief Financial Officer (Principal Financial Officer)
Matthew Osborne

/s/ Bruce Booth	Director
Bruce Booth, DPhil.

/s/ Jörn Aldag	Director
Jörn Aldag

/s/ Karen Ferrante	Director
Karen Ferrante, M.D.

/s/ Matthew Ros	Director
Matthew Ros

/s/ Arlene Morris	Director
Arlene Morris